Exhibit 10.1.1

CONIFER HOLDINGS, INC.
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF SEPTEMBER 29, 2014
COMERICA BANK

CLOSING AGENDA
CONIFER HOLDINGS, INC.

September 29, 2014

1.                                 Amended and Restated Credit Agreement (4310845)

2.                                 $17,500,000 Master Revolving Note (4310843)

3.                                 $7,500,000 Installment Note (4310842)

4.                                 Waiver Letter (4328818)

5.                                 Consistency Letter (43393%) (Bank and Bodman Only)

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, made as of the 29th day of September, 2014, by and between CONIFER HOLDINGS, INC., a Michigan corporation (herein called “Company”) and COMERICA BANK (herein called “Bank”),

RECITALS:

A.                                    Company and Bank entered into a Credit Agreement dated as of April 30, 2010 (as amended, the “Existing Credit Agreement”).

B.                                    Company and Bank desire to amend and restate the Existing Credit Agreement in its entirety.

C.                                    Company desires to obtain certain credit facilities from Bank.

D.                                    Bank is willing to extend such credit to Company on the terms and conditions herein set forth.

NOW, THEREFORE, Bank and Company agree as follows:

WITNESSETH:

1.                                      DEFINITIONS

For the purposes of this Agreement the following terms will have the following meanings:

“Advance” shall mean a borrowing requested by Company and made by Bank under Section 2 of this Agreement.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (1) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise,

“Applicable L/C Commission Rate” shall mean two and three quarters percent (2 3/4%) per annum.

“Best” shall mean A,M. Best Company and its successors.

“Business Day” shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London and New York.

“Capital Expenditure” shall mean, without duplication, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of Company, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of Company or a Subsidiary, as applicable, thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of Company and its consolidated Subsidiaries.

“Capital Lease” shall mean any lease of any property (whether real, personal or mixed) by Company or any Subsidiary as lessee which, in conformity with GAAP, is, or is required to be accounted for as a capital lease on the balance sheet of Company and its consolidated Subsidiaries.

“Consolidated” or “Consolidating” shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated or combined, as applicable, basis in accordance with GAAP. Unless otherwise specified herein, references to Consolidated financial statements or data of Company includes consolidation with its Subsidiaries in accordance with GAAP or SAP, as applicable.

“Consolidated Net Income” shall mean, the net income (or loss) (after taxes) of Company and its consolidated Subsidiaries for such period, all as determined in accordance with GAAP.

“Dividend Paying Capacity” shall mean for any Insurance Subsidiary for any fiscal year, the greater of (i) net income of such Insurance Subsidiary for such year or (ii) the sum of ten percent (10%) of statutory capital for such Insurance Subsidiary as of the last day of such fiscal year, all as determined in accordance with GAAP or SAP, as applicable.

“Environmental Laws” shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of the environment or any hazardous or toxic substances of any nature. These Environmental Laws shall include but ‘not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Federal Superfund Amendments and Reauthorization Act of 1986.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

“Event of Default” shall mean any of the Events of Default specified in Section 10 hereof.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, a ratio, the numerator of which is Consolidated Net Income of Company less net income from Subsidiaries (to the extent included in Net Income when applying the consolidated basis of accounting, in accordance with GAAP) for the four preceding fiscal quarters ending on such date, plus to the extent deducted in determining Net Income, interest expense, depreciation and amortization expenses (only to the extent directly recorded in Company) for such period, plus the Dividend Paying Capacity of all Insurance Subsidiaries and the denominator of which is the sum of (A) the amount of all dividends paid by Company to its shareholders during such period, (B) all scheduled principal and interest payments with respect to Funded Debt of Company during such period, (C) all payments by Company with respect to Capital Leases during such period, and (D) 20% of the Revolving Credit Facility Amount.

“Funded Debt” shall mean as of any date of determination, the sum, without duplication, of (a) all indebtedness of Company and its consolidated Subsidiaries for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of Company and its consolidated Subsidiaries under Capital Leases as of such date, (c) all obligations of Company and its consolidated Subsidiaries in respect of letters of credit, acceptances or similar obligations issued or created for the account of Company or any of its consolidated Subsidiaries as of such date, (d) all liabilities secured by any lien on any property owned by Company and its consolidated Subsidiaries as of such date even though Company or its Subsidiaries, as applicable, have not assumed or otherwise become liable for the payment thereof, (e) all obligations of Company and its consolidated Subsidiaries arising in connection with Hedging Transactions; (f) all liabilities of Company or any Subsidiary under any securitization, any so-called “synthetic lease” or “tax ownership operating lease” or any other off balance sheet transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on a balance sheet of such Person, based on the outstanding amount of such liability if it had been structured as a financing on the balance sheet of such person, and (g) all obligations of others similar in character to those described in clauses (a) through (f) of this definition for which Company or any of its Subsidiaries is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations Company or any of its Subsidiaries assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of Company or any of its Subsidiaries in respect of letters of credit, surety bonds or similar obligations and all obligations of Company or any of its Subsidiaries to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person, other than insurance contracts issued by the Company or any of its Subsidiaries in the ordinary course of business.

“GAAP” shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied, as in effect on the date of this Agreement.

“Governmental Obligations” means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

“Gross Premiums Ratio” shall mean for any Person as of any date of determination a ratio the numerator of which is gross premiums written of such Person for the four preceding fiscal quarters ending on such date of determination and the denominator of which is Statutory Surplus of such Person as of such date.

“Guarantors” shall mean each Subsidiary of Company required to guaranty the Indebtedness under the provisions of this Agreement and “Guarantor” shall mean each of them.

“Guaranties” shall mean the Guaranties in the form of attached Exhibit “A” from the Guarantors in favor of Bank and “Guaranty” shall mean each of them.

“Indebtedness” shall mean all loans, advances, indebtedness, obligations and liabilities of Company to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Company to Bank arising under or in connection with this Agreement or otherwise, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

“Insurance Regulatory Authority” shall mean, with respect to any Insurance Subsidiary, the insurance department or similar governmental authority charged with regulating insurance companies or insurance holding companies, in its state of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

“Insurance Subsidiar(ies)” shall mean any Subsidiary of the Company, the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirement of Law of its state of domicile.

“Letter of Credit” shall have the meaning set forth in Section 2.5.

“Letter of Credit Reserve” shall mean as of any date of determination, an amount equal to the aggregate principal amount of all undrawn Letters of Credit issued by Bank for the account of Company under and pursuant to this Agreement and the amount of all draws under Letters of Credit paid by Bank and not reimbursed by Company.

“Life Insurance Policy” shall mean a key man life insurance policy in an amount of at least $5,000,000 insuring the life of James G. Petcoff which is owned by Company.

“Loan Documents” shall mean collectively, this Agreement, the Security Agreement, the Pledge Agreements, the Guaranties, the Note, and any other instruments or agreements executed at any time pursuant to or in connection with any such documents.

“NAIL” shall mean the National Association of Insurance Commissioners.

“Net Premium Ratio” shall mean for any Person as of any date of determination a ratio the numerator of which is Net Written Premiums of such Person for the four preceding fiscal quarters ending on such date of determination and the denominator of which is Statutory Surplus of such Person as of such date.

“Net Worth” shall mean as of any date of determination the common shareholders’ equity of Company and its consolidated Subsidiaries as of such date as determined in accordance with GAAP as in effect on the date of this Agreement.

“Net Uncollateralized Reinsurance Recoverables” shall mean as of any date of determination the aggregate amount of the Insurance Subsidiaries’ reinsurance recoverables as of such date, minus the aggregate amount of reinsurance recoverables which are secured by a letter of credit or cash collateral as of such date.

“Net Written Premiums” shall mean with respect to any Subsidiary of the Company, such Subsidiary’s gross written premiums, plus reinsurance assumed premiums less reinsurance ceded premiums.

“Note” shall mean the Revolving Credit Note, the Term Note and the 2014 Term Note or any of them as the context may require.

“Permitted Acquisitions shall mean any acquisition (including by way of merger) by Company or any wholly-owned Subsidiary of Company of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or shares of stock or other ownership interests of another Person, which is conducted in accordance with the following requirements:

(a)                                 Such acquisition is of a business or Person organized under the laws of the United States of America or any state or district thereof which is engaged in a reasonably related line of business and whose assets are located in the United States of America;

(b)                                 Company shall have delivered to Bank not less than ten (10) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition;

(c)                                  Both before and after giving effect to such acquisition, Company shall be in compliance with all other financial covenants in this Agreement, in each case on a pro forma basis acceptable to Bank;

(d)                                 Both immediately before and after such acquisition no Default or Event of Default shall have occurred and be continuing;

(e)                                  The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issue of the shares of stock or other ownership interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved, and (in the case of a merger) the Company shall be the surviving entity;

(f)                                   The rating of the acquisition target by Best, if then rated by Best, must be at least B+’

(g)                                  If such ‘acquisition includes seller debt, such seller debt shall be Subordinated Debt and shall otherwise be acceptable to the Bank;

(h)                                 All approvals from all Regulatory Agencies shall have been obtained; and

(i)                                     If the sum of the purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by Company and its Subsidiaries with respect thereto, including the amount of Debt assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject plus the amount of any seller notes, but excluding the value of any common shares transferred as a part of such acquisition, is greater than Four Million Dollars ($4,000,000), the acquisition shall have been approved in writing by Bank prior to its consummation.

“Permitted Investments” shall mean with respect to any Person;

(a)                                 Governmental Obligations;

(b)                                 Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

(c)                                  Banker’s acceptances, commercial accounts, demand deposit accounts, certificates of deposit, or depository receipts issued by or maintained with any Bank or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $100,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by the Company or any of its Subsidiaries in the ordinary course of business;

(d)                                 Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

(e)                                  Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced;

(f)                                   Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above;

(g)                                  Securities and other investments held in its investment portfolio which are permitted under Company’s and the Insurance Subsidiaries’ then current investment policies and which are permitted under applicable law.

“Permitted Liens” shall mean with respect to any Person:

(a)                                 liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied;

(b)                                 mechanics’, materialmen’s, banker’s, carriers’, warehousemen’s and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied;

(c)                                  liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (ii) such provision for the payment of such liens has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied;

(d)                                 (i) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by generally accepted accounting principles, consistently applied; and

(e)                                  minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not materially interfere with the business of such Person.

“Person” or “person” shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

“Pledge Agreements” shall mean the Security Agreements under which the Company and/or its Subsidiaries, as applicable, grant to Bank first priority security interests in all of the equity interests in their Subsidiaries.

“Prime Rate” shall mean the per annum interest rate established by Bank as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Pro Forma Projected Financial Information” shall mean, as to any proposed acquisition, a statement executed by the treasurer or otherwise designated authorized employee of Company (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for the Company and its Consolidated Subsidiaries and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the. acquisition or the closing date thereof and as of the end of at least the next succeeding two (2) fiscal years of the Company following .the acquisition and projected statements of income and cash flows for each of those years, including sufficient detail to permit calculation of the amounts and the ratios described in Sections 7.13 through 7.16, as projected as of the effective date of the acquisition and for those fiscal years and accompanied by (i) a statement setting forth a calculation of the ratios and amounts so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as Bank may reasonably request.

“Rating Agency” shall mean the NAIC Securities Valuation Office.

“Regulatory Agency” shall mean any state board, commission, department or other regulatory body which regulates insurance companies or insurance holding companies.

“Required Rating” shall mean “Bi-”. •

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Revolving Credit Facility Amount” shall mean Seventeen Million Five Hundred Thousand Dollars ($17,500,000).

“Revolving Credit Maturity Date” shall mean August 1, 2016. .

“Revolving Credit Note” or “Note” shall mean the Note described in Section 2.1 hereof made by Company to Bank in the form annexed to this Agreement as Exhibit “B”..

“SAP” or “Statutory Accounting Principles” shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices or practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent historical financial statements after giving effect to any changes in such principles and practices from time to time.

“Security Agreement” shall mean the collective reference to the Security Agreements in the form and content of Exhibit “C” to this Agreement pursuant to which Company and its Subsidiaries (other than the Insurance Subsidiaries) grant to Bank a first priority security interest in all tangible and intangible personal property, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing.

“Statutory Surplus” of any Person shall mean the statutory surplus of such Person computed in the manner required for its annual statement of condition and affairs prepared in accordance with SAP.

“Subordinated Debt” shall mean all indebtedness of Company for borrowed money which is subordinated to Company’s indebtedness to Bank pursuant to a written subordination agreement in form and substance acceptable to Bank and which otherwise is on terms acceptable to Bank in the exercise of it sole discretion.

“Subordination Agreements” shall mean the subordination agreements executed from time to time by the holders of Subordinated Debt in favor of Bank, in each case in form and substance acceptable to Bank.

“Subsidiary” shall mean a corporation or other entity of which more than fifty percent (50%) of the outstanding voting stock or equivalent equity interests are owned by Company, either direct or indirectly, through one or more intermediaries.

“Tangible Effective Net Worth” shall mean as of any date of determination, Tangible Net Worth as of such date, plus the outstanding principal amount of the Subordinated Debt as of such date.

“Tangible Net Worth” shall mean as of any date Net Worth less the Intangible Assets of the Company and its consolidated Subsidiaries, all determined as of such date. For purposes of this Agreement, “Intangible Assets” means the amount (to the extent reflected in determining such Net Worth) of (1) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by Company and its consolidated Subsidiaries, (ii) loans or advances to Affiliates and receivables from Affiliates, (iii) -all investments in unconsolidated Subsidiaries of the Company and all equity investments in Persons which are not Subsidiaries of Company (provided that this exclusion shall not include

Permitted Investments) and (iv) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks,, trade names, copyrights, organization or developmental expenses, deferred acquisition costs and other intangible assets.

“Term Loan Maturity Date” shall mean July 1, 2018.

“Term Note” shall mean the Installment Note dated March 5, 2013 in the principal amount of Five Million Dollars ($5,000,000) in the form attached as Exhibit “B-1”.

“2014 Term Loan Maturity Date” shall mean September 29, 2019.

“2014 Term Note” shall mean the Installment Note dated September 29, 2014 in the principal amount of Seven Million Five -Hundred Thousand Dollars ($7,500,000) in the form attached as Exhibit “B-2”.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code of ‘any applicable state and unless specified otherwise shall mean the Uniform Commercial Code as in effect in the State of Michigan.

2.                                      THE INDEBTEDNESS:  Revolving Credit

2.1                               Bank agrees to make Advances to Company at any time and from time to time from the effective date hereof until the Revolving Credit Maturity Date, not to exceed the Revolving Credit Facility Amount in aggregate principal amount at any one time outstanding. All of the Advances under this Section 2 shall be evidenced by the Revolving Credit Note under which Advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

2.2                               The Revolving Credit Note shall mature on the Revolving Credit Maturity Date and each Advance from time to time outstanding thereunder shall bear interest as provided in the Revolving Credit Note. The amount and date of each Advance and the amount and date of any repayment shall be noted on Bank’s records, which records will be conclusive evidence thereof absent manifest error.

2.3                               Company may request an Advance under this Section 2 upon the delivery to Bank of a request for advance as provided in the Revolving Credit Note.

2.4                               Company may prepay all or part of the outstanding balance of the Prime-based Advance(s) under the Revolving Credit Note as provided in the Revolving Credit Note.

2.5                               In addition to Advances under the Revolving Credit Note to be provided to Company by Bank under and pursuant to Section 2.1 of this Agreement, Bank may from time to time issue, or commit to issue, standby letters of credit for the account of Company (herein individually called a “Letter of Credit” and collectively “Letters of Credit”) in aggregate undrawn amounts not to exceed Two Million Dollars ($2,000,000) at any one time outstanding; provided, however that the sum of the aggregate amount of Advances outstanding under the Revolving Credit Note plus the Letter of Credit Reserve shall not exceed the Revolving Credit Facility Amount at any one time; and provided further that no Letter of Credit shall, by its terms, have an expiration date which extends beyond the fifth (5th) Business Day before the Revolving Credit Maturity Date or one (1) year after issuance, whichever first occurs. In addition to the terms and conditions of this Agreement, the issuance of any Letters of Credit shall also be subject to the terms and conditions of any letter of credit applications and agreements executed and delivered by Company to Bank with respect thereto. Company shall pay to Bank quarterly in advance a per annum fee equal to the Applicable L/C Commission Rate of the amount of each .standby Letter of Credit.

2.6                               Company shall pay to the Bank an unused fee for the period from the date of this Agreement to and including the Revolving Credit Maturity Date equal to two tenths of one percent (0.2%) per annum on the average daily excess of the Revolving Credit Facility Amount over the aggregate unpaid principal balance of the Advances. Such commitment fee shall be payable on the first Business Day of each calendar quarter, beginning January 1, 2015 and the Revolving Credit Maturity Date,- for the periods ending on such dates. The fee under this Section 2.6 shall be computed on the basis of the actual number of days elapsed using a year of 360 days.

2.7                               Proceeds of Advances under the Revolving Credit Note shall be used solely for working capital purposes and to finance Permitted Acquisitions and such proceeds may not be used to repurchase or redeem the shares of any preferred stock issued by Company.

3.                                      THE INDEBTEDNESS:  Term Loan

3.1                               Bank loaned to Company and Company borrowed, on March 5, 2013, the sum of Five Million Dollars ($5,000,000). At the time of borrowing, Company executed the Term Note. The loan under this Section 3 shall be subject to the terms and conditions of this Agreement.

3.2                               The indebtedness represented by the Term Note shall be repaid in quarterly principal installments as set forth in the Term Note, until the Term Loan Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable. Company agrees to pay interest on the unpaid principal balance of the Term Note from time to time outstanding as provided in the Term Note.

3.3                               Company may prepay the Term Note in whole or in part at any time upon five (5) days prior written notice to Bank without premium or penalty. All prepayments shall be applied to principal installments in the inverse order of their respective maturities.

3.4                               The proceeds of the Term Note were used to refinance existing indebtedness of the Company to Bank;

4.                                      THE INDEBTEDNESS:  2014 Term Loan

4.1                               Bank agrees to loan to Company and Company agrees to borrow, on September 29, 2014, the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000), At the time of borrowing, Company shall execute the 2014 Term Note. The loan under this Section 4 shall be subject to the terms and conditions of this Agreement.

4.2                               The indebtedness represented by the 2014 Term Note shall be repaid in quarterly principal installments as set forth in the 2014 Term Note, until the 2014 Term Loan Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable. Company agrees to pay interest on the unpaid principal balance of the 2014 Term Note from time to time outstanding as provided in the 2014 Term Note.

4.3                               Company may prepay the 2014 Term Note in whole or in part at any time upon five (5) days prior written notice to Bank without premium or penalty. All prepayments shall be applied to principal installments in the inverse order of their respective maturities.

4.4                               The proceeds of the 2014 Term Note shall be used to make equity investments in certain of its Insurance Subsidiaries and/or refinance existing indebtedness to Bank.

5.                                      CONDITIONS

5.1                               Company agrees to furnish Bank on the date of execution of this Agreement, in form and substance to be satisfactory to Bank, with (1) certified copies of resolutions of the Directors of Company evidencing approval of the borrowings and transactions contemplated hereunder; (ii) a certificate of good standing from the state of Company’s incorporation and from the state(s) in which is required to be qualified to do business; (iii) an opinion of Company’s legal counsel; (iv) evidence of the receipt of net cash proceeds of new equity contributions to Company consisting of $10,000,000 from the issuance of common stock and $5,000,000 from the issuance of preferred stock which is on terms acceptable to Bank; and (v) such other documents and instruments as Bank may reasonably require.

5.2                               As security for all Indebtedness, Company agrees to furnish, execute and deliver to Bank, or cause to be furnished, executed and delivered to Bank, prior to or simultaneously with the initial borrowing hereunder, in form to be satisfactory to Bank and supported by appropriate resolution in certified form authorizing same, the following:

(a)                                 The Security Agreement;

(b)                                 The Guaranties (if any);

(c)                                  The Pledge Agreements;

(d)                                 Financing Statements required or requested by Bank to perfect all security interests to be conferred upon Bank under this Agreement and to accord Bank a perfected first priority security position under the Uniform Commercial Code (subject only to the encumbrances permitted hereunder);

(e)                                  Such other documents or agreements of security and appropriate assurances of validity and perfected first priority of lien or security interest as Bank may reasonably request at any time.

5.3                               As a condition to the effectiveness of this Agreement, Bank shall have received from Company a non-refundable commitment fee in the amount of $50,000.

6.                                      REPRESENTATIONS AND WARRANTIES

Company represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

6.1                               Company is a corporation duly organized and existing in good standing under the laws of the State of Michigan; Company and each of its Subsidiaries is in good standing in each jurisdiction in which it is required to be qualified to do business, except where the failure to be so qualified would not have a material adverse effect on the financial condition of Company and its Subsidiaries or their ability to carry on their business; execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Note by Company are within its powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement and other documents and instruments required under this Agreement and Note, when issued and delivered, will be valid and binding on the Company in accordance with their terms.

6.2                               The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Note by Company are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which Company is a party or by which it is bound,

6.3                               No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of Company is threatened against Company or any of its Subsidiaries, the outcome of which would reasonably be expected to materially impair Company’s or any Subsidiary’s financial condition or the ability of Company or any Subsidiary to carry on its business.

6.4                               There are no security interests in, liens, mortgages, or other encumbrances on any of Company’s or any Subsidiary’s assets, except to Bank or as otherwise permitted by this Agreement.

6.5                               Neither Company nor any Subsidiary maintains or contributes to any employee pension benefit plan subject to title IV of the “Employee Retirement Income Security Act of 1974” (herein called “ERISA”), except those set forth in attached Schedule 6.5.  There was no unfunded past service liability of any pension plan maintained by the Company as of December 31, 2013, and there is no accumulated funding deficiency within the meaning of ERISA, or any existing material liability with respect to any pension plan owed to the Pension Benefit Guaranty Corporation (“PBGC”) or any successor thereto, except any funding deficiency for which an application to the PBGC for waiver is pending or for which a waiver has been granted by the PBGC.

6.6                               The financial statements of the Company dated December 31, 2013, previously furnished to Bank, fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of such date; since said date there has been no material adverse change in the financial condition of the Company and its consolidated Subsidiaries; to the best of the knowledge of Company’s officers, Company does not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in said balance sheet, and at the present time there are no material unrealized or anticipated losses from any present commitment of Company or any of its Subsidiaries.

6.7                               All tax returns and tax reports of Company and its consolidated Subsidiaries required by law to have been filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Company and its consolidated Subsidiaries (or any of its or their properties) which are due and payable and for which the failure to pay would materially adversely affect its business or the value of its property or assets have been paid. The charges, accruals and reserves on the books of Company in respect of the Federal income tax for all periods are adequate in the opinion of Company.

6.8                               Except as set forth in Schedule 6.8, there are no subsidiaries of Company,

6.9                               Except as set forth in Schedule 6.9:

(a)                                 Company and each of its Subsidiaries, in the conduct of its business, is in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to any of them, the enforcement of which, if such Person were-not in compliance, would reasonably be expected to materially adversely affect its business or the value of its property or assets. Company and its Subsidiaries have all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of their business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have would not reasonably be expected to materially adversely affect their business or the value of their property or assets (taken as a whole).

(b)                                 Neither Company nor any Subsidiary is a party to any litigation or administrative proceeding, nor so far as is known by Company is any litigation or administrative proceeding threatened against Company or any Subsidiary, the outcome of which would reasonably be expected to have a material adverse effect on the Company or any Subsidiary which in either case (i) asserts or alleges that Company or any Subsidiary violated Environmental Laws, (ii) asserts or alleges that Company or any Subsidiary is required to clean up, remove, or take remedial or other response action due to the “disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, (iii) asserts or alleges that Company or any Subsidiary is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by Company or any Subsidiary.

(c)                                  Neither Company nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Laws which would reasonably be expected to materially adversely affect its business or the value of its property or assets and to the best knowledge of the Company, neither Company nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws which would reasonably be expected to materially adversely affect its business or the value of its property or assets.

(d)                                 To the best of Company’s knowledge, Company and its Subsidiaries have all permits, licenses and approvals required under applicable Environmental Laws, the failure of which to have would have a material adverse effect on the operation of their business as presently conducted and as proposed to be conducted.

6.10                        Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Company is not engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the loans hereunder will be used, directly or indirectly, for any purpose which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

6.11                        Company and its Subsidiaries have good and valid title to the property pledged, mortgaged or otherwise encumbered or to be encumbered by them under the Security Agreements.

6.12                        Except as have been previously obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by Company of this Agreement, any of the other Loan Documents to which it is a party, or any other documents or instruments to be executed and or delivered by Company in connection therewith or herewith, or (ii) by Company of the Liens granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, except for such filings to be made as are required by the Loan Documents to perfect Liens in favor of the Agent. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Company threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

7.                                      AFFIRMATIVE COVENANTS

Company covenants and agrees that it will, so long as Bank may make any advance under this Agreement and thereafter so long as any indebtedness remains outstanding under this Agreement:

7.1                               Furnish Bank:

(a)                                 as soon as available, but in any event not later than one hundred fifty (150) days after and as of the end of each fiscal year of Company a copy of the audited Consolidated and Consolidating financial statements of Company as at the end of the preceding fiscal year and the related audited statements of income, accumulated earnings, and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified as being fairly stated in all material respects in accordance with GAAP by one of the “Big Four” certified public accounting firms or by any other recognized certified public accountant reasonably satisfactory to Bank;

(b)                                 as soon as available, but in any event not later than seventy five (75) days after the end of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2014), the unaudited Consolidated and Consolidating financial statements of Company as at the end of such fiscal quarter and the related unaudited statements of income, accumulated earnings and cash flows of Company for the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, and certified by the treasurer of Company as being fairly stated in all material respects and as having been prepared in accordance with GAAP;

(c)                                  as soon as available and in any event within seventy five (75) days after the end of each fiscal quarter (excluding the fourth fiscal quarter of each fiscal year), a copy of each Insurance Subsidiary’s financial statements for such fiscal quarter, including a balance sheet as of the end of such fiscal quarter and the related statements of income and retained earnings for such fiscal quarter, each prepared in accordance with SAP and certified by an officer of the applicable Insurance Subsidiary;

(d)                                 as soon as available and in any event not later than one hundred fifty (150) days after and as of the end of each fiscal year of Company, for each Insurance Subsidiary, a copy- of such Insurance Subsidiary’s financial statements for the preceding fiscal year, including a balance sheet as of the end of such fiscal year and the related statements of income and retained earnings for such fiscal year, each prepared in accordance with SAP (commonly referred to as the “Yellow Book” statements) and certified by an officer of the applicable Insurance Subsidiary;

(e)                                  as soon as available and in any event not later than June 1 of each year, for each Insurance Subsidiary, a copy of such Insurance Subsidiary’s audited financial statements for the preceding fiscal year (commencing with the fiscal year ending December 31, 2010), including a balance sheet as of the end of such fiscal year and the’ related statements of income and retained earnings for such fiscal year, each prepared in accordance with SAP and certified as being fairly stated in all material respects by one of the “Big Four” certified public accounting firms or by any another recognized certified public accountant reasonably acceptable to Bank;

(f)                                   as soon-as available, copies of all financial statements related to Company and/or any of its Subsidiaries filed with any Regulatory Agency;

(g)                                  as soon as available and to the extent not previously furnished to Bank, copies of all reports with respect to Company and/or any of its Subsidiaries prepared by any Regulatory Agency or rating agency;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP or SAP, as applicable, throughout the periods reflected therein and with prior periods.

7.2                               Furnish to Bank:

(a)                                 Within seventy five (75) days after and as the end of each fiscal quarter, a covenant compliance certificate substantially in form attached hereto as Exhibit D; and

(b)                                 within five (5) days after the occurrence thereof, written notice from Company of any change in the Best rating of an Insurance Subsidiary or in any other change in any rating of any Insurance Subsidiary by any other rating agency.

7.3                               Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes and other governmental charges, and all contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

7.4                               Maintain, and cause its Subsidiaries to maintain, insurance coverage on their physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Company and Bank (as mortgagee) as their respective interests may appear, all said policies or copies thereof, including all endorsements thereon and those required hereunder, to be deposited with Bank.

7.5                               Permit Bank, through its authorized attorneys, accountants and representatives, to examine Company’s and each Subsidiary’s books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of Bank.

7.6                               Promptly notify Bank of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute an event of default under this Agreement, and promptly inform Bank of the existence or occurrence of any condition or event (other than conditions having an effect on the economy in general) which could have a material adverse effect upon Company’s or any Subsidiary’s financial condition.

7.7                               Maintain, and cause its Subsidiaries to maintain, in good standing all licenses required by the State of Michigan or any agency thereof, or other governmental authority that may be necessary or required for Company and its Subsidiaries to carry on its general business objects and purposes.

7.8                               Comply, and cause its Subsidiaries to’ comply, with all material requirements imposed by ERISA as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any Pension Plan.

7.9                               Promptly notify Bank after the occurrence thereof in writing of any of the following events:

(a)                                 the termination of a Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

(b)                                 the appointment of a trustee by a United States District Court to administer a Pension Plan;

(c)                                  the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate a Pension Plan;

(d)                                 the failure of a Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of 1954, as amended or any similar provision under the Internal Revenue Code of 1986, as amended;

(e)                                  the withdrawal of Company or any Subsidiary from a Pension Plan; or

(f)                                   a reportable event, within the meaning of Title IV of ERISA

7.10                        Furnish Bank, upon Bank’s request, in form satisfactory to Bank with pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of Company’s and each Subsidiary’s real and personal property, of every nature and description, whether now owed or hereafter acquired, to the extent that Bank may in its sole reasonable discretion require.

7.11                        Maintain, and cause its Subsidiaries to maintain, with Bank all of its and their bank accounts, except for local petty cash, payroll and similar accounts.

7.12                        With respect to each Person which becomes a Subsidiary (other than an Insurance Subsidiary) subsequent to the date of this Agreement, within fifteen (15) days of the date such a new Subsidiary is created or acquired, as the case may be, (a) cause each such Subsidiary to execute and deliver to Bank, (1) a guaranty in form acceptable to Bank whereby each Subsidiary guarantees the Indebtedness and (ii) a Security Agreement, together with such supporting documentation, including without limitation corporate authority, certificates and opinions of counsel, as reasonably required by Bank and (b) unless prohibited by applicable law, pledge, pursuant to a pledge agreement acceptable to Bank, all of the capital stock or other equity interests of any Subsidiary.

7.13                        Maintain as of the end of each fiscal quarter. of Company a Tangible Effective Net Worth of not less than the following amounts during the periods specified below:

December 31, 2014 through December 30, 2015	$37,000,000
December 31, 2015 and thereafter	$41,000,000

7.14                        Not permit “total adjusted capital” (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date of this Agreement (the “Model Act”)) of any of its Insurance Subsidiaries as of the last day of each fiscal year to be less than 300% of the applicable “Authorized Control Level RBC” (within the meaning of the Model Act) for such Insurance Subsidiary.

7.15                        Maintain as of the end of each fiscal year of Company a Fixed Charge Coverage Ratio of not less than 1,20 to 1.0.

7.16                        Cause each Insurance Subsidiaries to maintain as of the end of each fiscal quarter .a Net Premium Ratio of not more than 2.0 to 1.0 and a Gross Premium Ratio of not more than 3,0 to 1.0, This Section does not apply to Red Cedar Insurance Company,

7.17                        Not permit the Dividend Paying Capacity of any Insurance Subsidiary for any fiscal year to be less than $500,000. This Section does not apply to Red Cedar Insurance Company.

7.18                        Not permit as of the end of any fiscal year of Company Net Uncollateralized Reinsurance Recoverables under reinsurance contracts with Persons having a Best rating of less than A- to exceed 10% of reinsurance recoverables as reported in the Company’s consolidated balance sheet.

7.19                        Deliver to Bank on or before November 30, 2014 evidence of the issuance of the Life Insurance Policy and such documents as Bank may require to obtain a first priority collateral assignment of such Life Insurance Policy and after issuance of the Life Insurance Policy maintain the Life Insurance Policy in full force and effect.

7.20                        Provide to Bank on or before October 31, 2014 evidence of the receipt by Company of net cash proceeds of at least $5,000,000 resulting from the issuance of common stock of Company (which shall be in addition to the stock issuances referenced in Section 5.1(iv) above).

8.                                      NEGATIVE COVENANTS

Company covenants and agrees that, so long as Bank may make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement, it will not, and will cause its Subsidiaries not to, without the prior written consent of Bank:

8.1                               Purchase, acquire or redeem any of its stock or make any material change in its capital structure.

8.2                               Enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any part of its assets, except sales of inventory in the ordinary course of its business.

8.3                               Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except by endorsement for deposit in the ordinary course of business and guaranties in favor of Bank.

8.4                               Purchase or otherwise acquire, or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition, except for Permitted Acquisitions.

8.5                               Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except:

(a)                                 to Bank;

(b)                                 the Permitted Liens;

(c)                                  liens described in attached Schedule 8.5; and

(d)                                 liens and security interests upon fixed assets acquired by Company after the date of this Agreement (including by virtue of a Capital Lease) provided that (i) any such lien or security interest is created solely for the purpose of securing indebtedness representing, or incurred to finance, the cost of the item of property subject thereto; (ii) the principal amount of the indebtedness secured by such lien does not exceed 100% of the fair value of the property at the time it was acquired, and (iii) the lien or security interest does not cover any property other than such item of property.

8.6                               Sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Bank.

8.7                               Materially alter the character of its business from that conducted as of the date of this Agreement.

8.8                               Declare or pay any dividends or make any other distribution upon its equity interests if at the time declared or paid or if after giving effect thereto an Event of Default (or event which with the giving of notice or the passage of time or both would constitute an Event of Default) shall have occurred.

8.9                               Enter into any transaction or series of transactions with any Affiliate other than on terms and conditions as favorable to Company as would be obtainable in a comparable arms-length transaction with a Person other than an Affiliate.

8.10                        Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidence of indebtedness or other securities or otherwise) in, or any loans or advances or extensions of credit to, any person, firm, corporation or other entity or association, except:

(a)                                 Permitted Investments;

(b)                                 sales on open account and in the ordinary course of business;

(c)                                  deposits made in the ordinary course of business in order to obtain goods or services;

(d)                                 Company’s investments in its Subsidiaries which are Guarantors;

(e)                                  other loans, advances and investments not exceeding $350,000 in the aggregate at any time outstanding.

8.11                        Enter into or become subject to any agreement (other than this Agreement) (i) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of Company or (ii) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

8.12                        Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except;

(a)                                 indebtedness to Bank;

(b)                                 current unsecured trade payables and accrued liabilities arising in the ordinary course of Company’s business (including, without limitation, obligations under operating leases);

(c)                                  indebtedness described in attached Schedule 8.13;

(d)                                 Subordinated Debt;

(e)                                  purchase money indebtedness incurred in connection with the acquisition of fixed assets in an aggregate amount not exceeding $500,000 incurred during any single fiscal year of Company.

8.13                        Make any Capital Expenditure during any fiscal year if after giving effect thereto the aggregate amount of all Capital Expenditures made by Company and its Subsidiaries during such fiscal year would exceed $500,000.

8.14                        Permit or suffer any material adverse change in either the quality of its investments or its investment policies.

8.15                        Permit or suffer any Insurance Subsidiary of the Company to at any time be outside the recommended range for more than four (4) of the Insurance Regulatory Information System ratio tests.

9.                                      ENVIRONMENTAL PROVISIONS

9.1                               Company shall comply, and shall cause its Subsidiaries to comply, with all applicable Environmental Laws except for such non-compliance which would reasonably not be expected to materially adversely affect its business or the value of its property or assets.

9.2                               Company shall provide to Bank, promptly upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Company or any Subsidiary to a cleanup, removal, remedial action, or other response by or on the part of Company or any Subsidiary under applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from Company for an alleged violation of Environmental Laws, where such contribution, response or damages would reasonably be expected to materially adversely affect its business or the value of its property or assets.

9.3                               Company shall promptly notify Bank in writing as soon as Company becomes aware of the occurrence or existence of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

9.4                               In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Company shall, at the reasonable request of Bank, at its sole expense, retain an environmental consultant, reasonably acceptable to Bank, to conduct a thorough and complete investigation regarding the changed condition and/or circumstance. A copy of the environmental consultant’s report will be promptly delivered to both Bank and Company upon completion.

9.5                               At any time Company, directly or indirectly through any environmental consultant or other representative, determines to undertake an environmental audit, assessment or investigation relating to any fact, event or condition which would reasonably be expected to materially adversely affect its business or the value of its property or assets, Company shall promptly provide Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit, Upon receipt, Company will promptly provide to Bank copies of all final findings and conclusions of any such environmental investigation.

9.6                               Company hereby indemnifies, saves and holds Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs,. liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage to any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Environmental Laws, caused by or in any way related to any property owned or operated by Company, or due to any acts of Company or such person’s, officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnification shall not be applicable when arising solely from events or conditions occurring while the Bank is hi sole possession (subject to the rights of any creditors of Company) of such property. In no event shall Company be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising from any act of gross negligence of Bank, or its agents or employees.

It is expressly understood and agreed that the indemnifications granted herein are -intended to protect Bank, its past, present and future officers, directors, shareholders, employees, consultants and representatives from any claims that may arise by reason of the security interest, liens and/or mortgages granted to Bank, or under any other document or agreement given to secure repayment of any indebtedness from Company, whether or not such claims arise before or after Bank has foreclosed upon and/or otherwise become the owner of any such property.

It is expressly agreed and understood that the provisions of this Section 9 shall and are intended to be continuing and shall survive the repayment of any indebtedness from Company to Bank,

9.7                               Company shall maintain, and shall cause its Subsidiary to maintain, all permits, licenses and approvals required under applicable Environmental Laws except such permits, licenses and approvals the failure of which to have would reasonably not be expected to materially adversely affect its business or the value of its property or assets.

10.                               EVENTS OF DEFAULT

10.1                        Upon occurrence of any of the following events of default:

(a)                                 non-payment of any installment of the principal of any Note when due or any reimbursement obligation with respect to any Letter of Credit when due;

(b)                                 non-payment of any interest on any Note when due in accordance with the terms thereof, or upon non-payment of any other outstanding Indebtedness when due in accordance with the terms thereof;

(c)                                  default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Section 7 or set forth in Section 8;

(d)                                 default in observance or performance of any of the other conditions, covenants or agreements of Company herein set forth, and continuance thereof for thirty (30) days after written notice to Company by Bank;

(e)                                  any material representation or warranty made by Company or any other Person herein or in any instrument submitted pursuant hereto proves untrue in any material respect when made or deemed made;

(f)                                   default in the observance or performance of any of the conditions, covenants or agreements of Company, any Guarantor or any other Person set forth in any collateral document which may be given to secure the indebtedness hereunder or in any other collateral document related to or connected with this Agreement or the indebtedness hereunder and continuance for fifteen (15) days after notice thereof by Bank to Company;

(g)                                  default in the payment of any other obligation of Company or any Subsidiary for borrowed money in an aggregate amount in excess of Ten Thousand Dollars ($10,000), or in the observance or performance of any conditions, covenants or agreements related or given with respect to any obligations for borrowed money in an aggregate amount in excess of Ten Thousand Dollars ($10,000) sufficient to permit the holder thereof to accelerate the maturity of such obligation;

(h)                                 judgments for the payment of money in excess of the sum of Ten Thousand Dollars ($10,000) in the aggregate shall be rendered against Company or any Subsidiary and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry and such judgment is not covered by insurance from a solvent insurer who is defending such action without reservation of rights;

(i)                                     the occurrence of any “reportable event”, as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of Company or any Subsidiary for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and is reasonably likely that the occurrence of such event would result in a material adverse effect on Company, and such reportable event is not corrected and such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator or Company; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

(j)                                    if there shall be any change for any reason in the ownership or control of Company which results in James G. Petcoff owning less than 51% of the outstanding shares of stock of Company having voting power or if Company ceases to own 100% of the outstanding stock of its Subsidiaries;

(k)                                 if Bank shall for any reason deem itself to be insecure;

(l)                                     if any Guaranty is revoked or any individual Guarantor shall die;

(m)                             if (i) the Best rating for any Insurance Subsidiary is below the Required Rating, (ii) Best shall withdraw its rating for any Insurance Subsidiary or (iii) the Best rating for any Insurance Subsidiary shall be downgraded more than one level during any period of twelve (12) consecutive months;

(n)                                 if any of the Insurance Subsidiaries shall be prohibited by any Regulatory Agency from issuing new insurance policies in any jurisdiction and such prohibition shall have a material adverse effect on such Insurance Subsidiary’s business;

(o)                                 if any of the Insurance Subsidiaries shall fail to maintain such catastrophe reinsurance as a prudent insurance company would deem necessary, as reasonably determined by Bank; or

(p)                                 if the operation of Company or any of its Subsidiaries shall become subject to the control of any Regulatory Agency, other than in the normal course of business;

then, or at any time -thereafter, unless such default is remedied, Bank may give notice to Company declaring all outstanding indebtedness hereunder and under the Notes to be due and payable, whereupon all Indebtedness then outstanding hereunder and under the Notes and any Letters of Credit shall immediately become due and payable without further notice and demand, and Bank shall not be obligated to make further Advances or issue any Letter of Credit hereunder.

10.2                        If a creditors’ committee shall have been appointed for the business of Company or any Subsidiary in connection with any bankruptcy or insolvency; or if Company or any Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or any Subsidiary, as applicable), and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of Company or any Subsidiary, then the Notes and all Indebtedness then outstanding hereunder and under any Letters of Credit shall automatically become immediately due and payable and Bank shall not be .obligated to make further Advances or issue any Letters of Credit under this Agreement.

10.3                        Upon the occurrence and during the continuance of an Event of Default which is not cured with the cure period, if any, provided hereunder, unless all of the Indebtedness is then immediately fully paid, Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the Michigan Uniform Commercial Code (or other applicable law), under the Security Agreements or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the collateral and to. set off against the Indebtedness any amount owing by Bank to Company and/or any property of Company in possession of Bank. Company agrees, upon request of Bank, ‘to assemble the collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Company.

10.4                        All of the Indebtedness shall constitute one loan secured by Bank’s security interest in the collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Company to Bank. Upon the occurrence and during the continuance of an Event of Default which is not cured within the cure period, if any, provided hereunder, Bank may in its sole discretion apply the collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the Michigan Uniform Commercial Code (or other applicable law) or otherwise in connection with the sale and all reasonable attorneys’ fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to Company or to such other Person or Persons as may be entitled thereto under applicable law, Company shall remain liable for any deficiency, which Company shall pay to Bank immediately upon demand.

10.5                        Upon the occurrence and during the continuance of any Event of Default, Company shall immediately upon demand by Bank deposit with Bank cash collateral in the amount equal to 105% of the maximum amount available to be drawn at any time under any Letter of Credit then outstanding,

11.                               MISCELLANEOUS

11.1                        This Agreement shall be binding upon and shall inure to the benefit of Company and Bank and their respective successors and assigns, except that the credit provided for under this Agreement and no part thereof and no obligation of Bank hereunder shall be assignable or otherwise transferable by Company.

11.2                        Company shall pay all closing costs and expenses, including, by way of description and not limitation, reasonable attorney fees and lien search fees incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All of said amounts required to be paid by Company may, at Bank’s option, be charged by Bank as an advance against the proceeds of the Notes. All costs, including reasonable attorney fees incurred by Bank in protecting or enforcing any of its or any of the Bank’s rights against Company or any collateral or in defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Bank which would not have been asserted were it not for Bank’s relationship with Company hereunder, shall also be paid by Company.

11.3                        Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

11.4                        No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

11.5                        Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth below or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 11.5. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answerback confirmed in the case of telexes and receipt confirmed in the case of telecopies). Bank may, but shall not be required to, take any action on the basis of any notice given to it by telephone, but Company shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

To Company:

550 W. Merrill Street, Suite 200
Birmingham, Michigan 48009
Attention: James G. Petcoff
Fax No. (248) 559-0870

To Bank:

411 W. Lafayette

Detroit, Michigan 48226 -

Attention: Paul G. Russo

Fax No. (313) 222-5636

11.6                        This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision. or the remaining provisions of this Agreement.

11.7                        No amendments or waiver of any provisions of this Agreement nor consent to any departure by Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

11.8                        All sums payable by Company to Bank under this Agreement or the other documents contemplated hereby shall be paid directly to Bank at its principal office set forth in Section 11.5 hereof in immediately available United States funds, without set off, deduction or counterclaim. In its sole discretion, Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of Company with Bank for all or a part of any Indebtedness then due; provided, however, that this authorization shall not affect Company’s obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

11.9                        Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Company expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Company waives the right to direct the application of any and all payments at any time or times hereafter received by Bank from or on behalf of Company. Upon the occurrence and during the continuance of an Event of Default, Company agrees that ,Bank Shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Indebtedness in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Company expressly agrees that to the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Bank, to the extent that Bank did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by Bank.

11.10                 In the event Company’s obligation to pay interest on the principal balance of the Note is or becomes in excess of the maximum interest rate which Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

11.11                 COMPANY AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

11.12                 This Agreement shall become effective upon the execution hereof by Bank and Company.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		CONIFER HOLDINGS, INC.

By:
Paul G. Russo
Its:	Vice President	Its:

(Signature Page to Amended and Restated Credit Agreement)

Master Revolving Note LIBOR-based Rate/Prime Referenced Rate Maturity Date-Optional Advances (Business and Commercial Loans Only)

AMOUNT	NOTE DATE	MATURITY DATE

$17,500,000	September 29, 2014	August 1, 2016

On or before the Maturity Date set forth above, FOR VALUE RECEIVED, CONIFER HOLDINGS, INC. (referred to herein as the “undersigned”) promises to pay to the order of COMERICA BANK (herein called “Bank”), at any office of the Bank in the State of Michigan, the principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($17,500,000), or so much of said sum as has been advanced and is then outstanding under this Note, together with interest thereon as hereinafter set forth.

This Note is a note under which Advances, repayments and re-Advances may be made from time to time, subject to the terms and conditions of this Note. AT NO TIME SHALL THE BANK BE UNDER ANY OBLIGATION TO MAKE ANY ADVANCES TO THE UNDERSIGNED PURSUANT TO THIS NOTE (NOTWITHSTANDING ANYTHING EXPRESSED OR IMPLIED IN THIS NOTE OR ELSEWHERE TO THE CONTRARY, INCLUDING, WITHOUT LIMIT, IF THE BANK SUPPLIES THE UNDERSIGNED WITH A BORROWING FORMULA) AND THE BANK, AT ANY TIME AND FROM TIME TO TIME, WITHOUT NOTICE, AND IN ITS SOLE DISCRETION, MAY REFUSE TO MAKE ADVANCES TO THE UNDERSIGNED WITHOUT INCURRING ANY LIABILITY DUE TO THIS REFUSAL AND WITHOUT AFFECTING THE UNDERSIGNED’S LIABILITY UNDER THIS NOTE FOR ANY AND ALL AMOUNTS ADVANCED.

Subject to the terms and conditions of this Note, each of the Advances made hereunder shall bear interest at the LIBOR-based Rate plus the Applicable Margin or the Prime Referenced Rate plus the Applicable Margin, as elected by the undersigned or as otherwise determined under this Note.

Accrued and unpaid interest on the unpaid balance of each outstanding Advance bearing interest at the Prime Referenced Rate hereunder shall be payable quarterly, in arrears, on the first Business Day of each calendar quarter (commencing January 2, 2012), until maturity (whether as stated herein, by acceleration, or otherwise). Interest accruing on the basis of the Prime Referenced Rate shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Prime Referenced Rate on the date of each such change. Accrued and unpaid interest on each LIBOR-based Advance shall be payable on the last day of the Interest Period applicable thereto (unless sooner accelerated in accordance with the terms of this Note); provided, however, if such Interest Period in respect of any such LIBOR-based Advance is more than three (3) months, interest thereon shall also be payable at intervals of three (3) months from the date of such Advance. Interest accruing on the basis of the LIBOR-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto but not including the last day thereof.

From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate(s), which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.

In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law.

The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if applicable, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

The undersigned may request an Advance hereunder, including the refunding of an outstanding Advance as the same type of Advance or the conversion of an outstanding Advance to another type of Advance, upon the delivery to Bank of a Request for Advance executed by the undersigned, subject to the following: (a) no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or exist under this Note; (b) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit “A”; (c) each such Request for Advance shall be delivered to Bank by 11:00 a.m. (Detroit, Michigan time) on the proposed date of the requested Advance; (d) the principal amount of each LIBOR-based Advance shall be at least Two Hundred Fifty Thousand Dollars ($250,000.00) (or such lesser amount as is acceptable to Bank in its sole discretion); (e) the proposed date of any refunding of any outstanding LIBOR-based Advance as another LIBOR-based Advance or the conversion of any outstanding LIBOR-based Advance to another type of Advance shall only be on the last day of the Interest Period applicable to such outstanding LIBOR-based Advance; (f) after giving effect to such Advance, the aggregate unpaid principal amount of Advances outstanding under this Note shall not exceed the face amount of this Note; and (g) a Request for Advance, once delivered to Bank, shall not be revocable by the undersigned; provided, however, as aforesaid, Bank shall not be obligated to make any Advance under this Note.

Advances hereunder may be requested in the undersigned’s discretion by telephonic notice to Bank. Any Advance requested by telephonic notice shall be confirmed by the undersigned that same day by submission to Bank, either by first class mail, facsimile or other means of delivery acceptable to Bank, of the written Request for Advance aforementioned. The undersigned acknowledge(s) that if Bank makes an Advance based on a telephonic request, it shall be for the undersigned’s convenience and all risks involved in the use of such procedure shall be borne by the undersigned, and the undersigned expressly agree(s) to indemnify and hold Bank harmless therefor. Bank shall have no duty to confirm the authority of anyone requesting an Advance by telephone.

lf, as to any outstanding LIBOR-based Advance, Bank shall not receive a timely Request for Advance, or telephonic notice, in accordance with the foregoing requesting the refunding or continuation of such Advance as another LIBOR-based Advance for a specified Interest Period or the conversion of such Advance to a Prime-based Advance, effective as of the last day of the Interest Period applicable to such outstanding LIBOR-based Advance, and as of the last day of each succeeding Interest Period, the principal amount of such Advance which is not then repaid shall be automatically refunded or continued as a LIBOR-based Advance having an Interest Period equal to the same period of time as the Interest Period then ending for such outstanding LIBOR-based Advance, unless the undersigned is/are not entitled to request LIBOR-based Advances hereunder or otherwise elect the LIBOR-based Rate as the basis for the Applicable Interest Rate for the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, or the LIBOR-based Rate is not otherwise available to the undersigned as the basis for the Applicable interest Rate hereunder for the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, in which case, the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate hereunder in respect of such Indebtedness for such period, subject in all respects to the terms and conditions of this Note. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank’s rights or remedies under this Note upon the occurrence of any Default hereunder, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default.

Subject to the definition of an “Interest Period” hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

lf the undersigned make(s) any payment of principal with respect to any LIBOR-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, required payment or otherwise), or if the undersigned fail(s) to borrow any LIBOR-based Advance after notice has been given by the undersigned (or any of them) to Bank in accordance with the terms of this Note requesting such Advance, or if the undersigned fail(s) to make any payment of principal or interest in respect of a LIBOR-based Advance when due, the undersigned shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Such amount payable by the undersigned to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant LIBOR-based Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any LIBOR-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of the undersigned, Bank shall deliver to the undersigned a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. The undersigned may prepay all or part of the outstanding balance of any Prime-based Advance under this Note or any Indebtedness hereunder which is bearing interest based upon the Prime Referenced Rate at any such time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid.

For any LIBOR-based Advance, if Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying such Advance on the books of such LIBOR Lending Office.

if, at any time, Bank determines that, (a) Bank is unable to determine or ascertain the LIBOR-based Rate, or (b) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for any applicable Advance or Interest Period, or (c) the LIBOR-based Rate plus the Applicable Margin will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Note based upon the LIBOR-based Rate, then Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, the right of the undersigned to request a LIBOR-based Advance and to convert an Advance to or refund an Advance as a LIBOR-based Advance shall be suspended, and the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate for all Indebtedness hereunder during such period of time.

If any Change in Law shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to make or maintain any Advance with interest based upon the LIBOR-based Rate, Bank shall forthwith give notice thereof to the undersigned. Thereafter, (a) until Bank notifies the undersigned that such conditions or circumstances no longer exist, the right of the undersigned to request a LIBOR-based Advance and to convert an Advance to or refund an Advance as a LIBOR-based Advance shall be suspended, and thereafter, the undersigned may select only the Prime Referenced Rate plus the Applicable Margin as the Applicable Interest Rate for the Indebtedness hereunder, and (b) if Bank may not lawfully continue to maintain an outstanding LIBOR-based Advance to the end of the then current Interest Period applicable thereto, the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate for the remainder of such Interest Period with respect to such outstanding Advance.

If any Change in Law shall: (a) subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any Change in Law affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capita! and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced and whether incurred voluntarily or involuntarily, known or unknown, or originally payable to the Bank or to a third party and subsequently acquired by Bank including, without limitation, any late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any security interest, pledge or other lien or in pursuing any of its rights or remedies under any loan document (or otherwise) or in connection with any proceeding involving the Bank as a result of any financial accommodation to the undersigned (or any of them); and reasonable costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise (collectively “Indebtedness”) are secured by and the Bank is granted a security interest in and lien upon all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively “Collateral”). Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned’s principal dwelling or in any of the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place, or (iii) if the undersigned (or any of them) has (have) given or give(s) the Bank a deed of trust or mortgage covering real property which, under Texas law, constitutes the homestead of such person, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them) unless expressly provided to the contrary in another place.

Upon the occurrence of a Default, then the Bank may, at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law.

The undersigned authorize(s) the Bank to charge any account(s) of the undersigned (or any of them) with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the Michigan Uniform Commercial Code and waive(s) ail other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse Bank, or any other holder or owner of this Note, for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

For the purposes of this Note, the following terms have the following meanings:

“Advance” means a borrowing requested by the undersigned and made by Bank under this Note, including any refunding of an outstanding Advance as the same type of Advance or the conversion of any such outstanding Advance to another type of Advance, and shall include a LIBOR-based Advance and a Prime-based Advance.

“Applicable Interest Rate” means the LIBOR-based Rate plus the Applicable Margin or the Prime Referenced Rate plus the Applicable Margin, as selected by the undersigned from time to time or as otherwise determined in accordance with the terms and conditions of this Note.

“Applicable Margin” means:

1.                                      in respect of the LIBOR—based Rate, two and three quarters percent (2 3/4%) per annum; and

2.                                      in respect of the Prime Referenced Rate, one percent (1%) per annum.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to LIBOR-based Advances, the LIBOR-based Rate and the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel Ill, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

2.1                               for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 am. (Detroit, Michigan time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall he determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the applicable principal amount of Indebtedness hereunder and for a period equal to one (1) month;

divided by

2.2                               1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“Default” shall mean any Event of Default, as defined in the Credit Agreement dated April 30, 2010 between undersigned and Bank, as the same may be amended or modified from time to time (“Credit Agreement”).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Interest Period” means, with respect to a LIBOR-based Advance, a period of one (1) month, two (2) months, three (3) months or six (6) months, as selected by the undersigned (and which period is acceptable to Bank in its sole discretion), or as otherwise determined pursuant to and in accordance with the terms of this Note, commencing on the day a LIBOR-based Advance is made or the day an Advance is converted to a LIBOR-based Advance or the day an outstanding LIBOR-based Advance is refunded or continued as another LIBOR-based Advance for an applicable Interest Period, provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month. In the event that any LIBOR-based Advance is at any time refunded or continued as another LIBOR-based Advance for an additional Interest Period, such Interest Period shall commence on the last day of the preceding Interest Period then ending.

“LIBOR-based Advance” means an Advance which bears interest at the LIBOR-based Rate plus the Applicable Margin.

“LIBOR-based Rate” means a per annum interest rate which is equal to the quotient of the following:

(a)                                 the LIBOR Rate;

divided by

(b)                                 1.00 minus the maximum rate (expressed as a decimal) during such Interest Period at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to the undersigned.

“LIBOR Rate” means, with respect to any Indebtedness outstanding under this Note bearing interest on the basis of the LIBOR-based Rate, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Interest Period for such Indebtedness, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “LIBOR Rate” shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period in the interbank eurodollar market in an amount comparable to the principal amount of the respective LIBOR-based Advance which is to bear interest on the basis of such LIBOR-based Rate and for a period equal to the relevant Interest Period.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime-based Advance” means an Advance which bears interest at the Prime Referenced Rate plus the Applicable Margin.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

“Request for Advance” means a Request for Advance issued by the undersigned under this Note in the form annexed to this Note as Exhibit “A”.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

This Note amends and restates and increases that certain Master Revolving Note dated as of March    , 2013, made in the principal amount of Ten Million Dollars ($10,000,000) by the undersigned payable to Bank (the “Prior Note”); provided, however, (i) the execution and delivery by the undersigned of this Note shall not, in any manner or circumstance, be deemed to be a payment of, a novation of or to have terminated, extinguished or discharged any of the undersigned’s indebtedness evidenced by the Prior Note, all of which indebtedness shall continue under and shall hereinafter be evidenced and governed by this Note, and (ii) all collateral and guaranties securing or supporting the Prior Note shall continue to secure and support this Note.

CONIFER HOLDINGS, INC.

By:
SIGNATURE OF

Its:
TITLE

By:
SIGNATURE OF

Its:
TITLE

26300 Northwestern Highway	Southfield	Michigan	48076
STREET ADDRESS	CITY	STATE	ZIP

For Bank Use Only

LOAN OFFICER INITIALS	LOAN GROUP NAME	OBLIGOR NAME Conifer Holdings, Inc.
LOAN OFFICER ID. NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT $17,500,000

(Signature Page to Master Revolving Note — 4310843)

EXHIBIT “A”

REQUEST FOR ADVANCE

CONIFER HOLDINGS, INC. (referred to herein as the “undersigned”) hereby requests COMERICA BANK (“Bank”) to make a                            * Advance to the undersigned on           ,     , in the amount of                                                          Dollars ($        ) under the Master Revolving Note dated as of September 29, 2014, issued by the undersigned to said Bank in the face amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (the “Note”). The Interest Period for the requested Advance, if applicable, shall be                          (    )** month(s).  In the event that any part of the Advance requested hereby constitutes the refunding or conversion of an outstanding Advance, the amount to be refunded or converted is                                     Dollars ($                 ), and the last day of the Interest Period for the amounts being converted or refunded hereunder, if applicable, is            , 201  .

The undersigned represent(s), warrant(s) and certify(ies) that no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, has occurred and is continuing under the Note, and none will exist upon the making of the Advance requested hereunder. The undersigned further certify(ies) that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the face amount thereof. If the amount advanced to the undersigned under the Note shall at any time exceed the face amount thereof, the undersigned will immediately pay such excess amount, without any necessity of notice or demand.

The undersigned hereby authorize(s) Bank to disburse the proceeds of the Advance being requested by this Request for Advance by crediting the account of the undersigned with Bank separately designated by the undersigned or as the undersigned may otherwise direct, unless this Request for Advance is being submitted for a conversion or refunding of all or any part of any outstanding Advance(s), in which case, such proceeds shall be deemed to be utilized, to the extent necessary, to refund or convert that portion stated above of the existing outstandings under such Advance(s).

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Note.

Dated this         day of            , 201  .

CONIFER HOLDINGS, INC.

By:

Its:

* Insert, as applicable, “LIBOR-based” or “Prime Referenced Rate”.

**For a LIBOR-based Advance, insert the applicable Interest Period (i.e., “one (1)”, “two (2)” or “three (3)” months).

REQUEST FOR ADVANCE

CONIFER HOLDINGS, INC. (referred to herein as the “undersigned”) hereby requests COMERICA BANK (“Bank”) to make a libor based* Advance to the undersigned on September 30, 2014, in the amount of Seven Million Five Hundred Thousand 00/100 Dollars ($7,500,000.00) under the Master Revolving Note dated as of September 29, 2014, issued by the undersigned to said Bank in the face amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (the “Note”). The Interest Period for the requested Advance, if applicable, shall be three (3)** month(s).  In the event that any part of the Advance requested hereby constitutes the refunding or conversion of an outstanding Advance, the amount to be refunded or converted is                                     Dollars ($                 ), and the last day of the Interest Period for the amounts being converted or refunded hereunder, if applicable, is            , 201  .

The undersigned represent(s), warrant(s) and certify(ies) that no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, has occurred and is continuing under the Note, and none will exist upon the making of the Advance requested hereunder. The undersigned further certify(ies) that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the face amount thereof. If the amount advanced to the undersigned under the Note shall at any time exceed the face amount thereof, the undersigned will immediately pay such excess amount, without any necessity of notice or demand.

The undersigned hereby authorize(s) Bank to disburse the proceeds of the Advance being requested by this Request for Advance by crediting the account of the undersigned with Bank separately designated by the undersigned or as the undersigned may otherwise direct, unless this Request for Advance is being submitted for a conversion or refunding of all or any part of any outstanding Advance(s), in which case, such proceeds shall be deemed to be utilized, to the extent necessary, to refund or convert that portion stated above of the existing outstandings under such Advance(s).

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Note.

Dated this 30th day of September, 2014.

CONIFER HOLDINGS, INC.

By:

Its:	President

* Insert, as applicable, “LIBOR-based” or “Prime Referenced Rate”.

**For a LIBOR-based Advance, insert the applicable Interest Period (i.e., “one (1)”, “two (2)” or “three (3)” months).

Installment Note LIBOR-based Rate/Prime Referenced Rate

AMOUNT	NOTE DATE	MATURITY DATE

$7,500,000	September 29, 2014	September 29, 2019

FOR VALUE RECEIVED, CONIFER HOLDINGS, INC. (referred to herein as the “undersigned”) promises to pay to the order of COMERICA BANK (herein called “Bank”), at any office of the Bank in the State of Michigan, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000), payable in quarterly installments each in the amounts set forth on attached Schedule 1, PLUS interest as set forth below, commencing on January 1, 2015, and on each succeeding Installment Payment Date thereafter, until the Maturity Date set forth above, when the entire unpaid balance of principal, interest and all other sums hereunder shall be due and payable in full (unless sooner accelerated in accordance with the terms of this Note).

Subject to the terms and conditions of this Note, the unpaid principal balance outstanding under this Note from time to time shall bear interest at the LIBOR-based Rate plus the Applicable Margin or the Prime Referenced Rate plus the Applicable Margin, or any number or combination of such interest rates, as elected by the undersigned or as otherwise determined under this Note.

Interest accruing hereunder on the basis of the Prime Referenced Rate shall be computed on the basis of a 360-day year if this Note evidences a business or commercial loan or a 365/366-day year if a consumer loan, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Prime Referenced Rate on the date of each such change. Interest accruing on the basis of the LIBOR-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto but not including the last day thereof.

Accrued and unpaid interest hereunder shall be payable, in arrears, on the first (1st) day of each April, July, October, and January commencing January 1, 2015, and on the Maturity Date (unless sooner accelerated in accordance with the terms of this Note).

Payments under this Note shall be first applied to accrued and unpaid interest hereunder and the balance, if any, to principal.

In the event the periodic installments set forth above are inclusive of interest, the undersigned hereby acknowledge(s) and agree(s) that such installments are based upon the original principal amount of Indebtedness outstanding under this Note, an assumed fixed rate of interest, and an assumed amortization term, notwithstanding the fact that the Applicable Interest Rate(s) may change from time to time during the term of this Note. Therefore, in the event that the Applicable Interest Rate(s) change(s) at any time as a result of any change(s) in the LIBOR-based Rate and/or the Prime Referenced Rate, Bank may, in its sole discretion, recalculate the installments of principal and interest required to be made by the undersigned under and pursuant to the terms of this Note, and the undersigned agree(s) to pay such installments as they may be recalculated by Bank, and the undersigned acknowledge(s) and agree(s) that any such recalculation shall not affect the Maturity Date of this Note or any other terms or provisions herein set forth.

From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate(s), which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.

In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law.

The amount from time to time outstanding under this Note, the Applicable Interest Rate(s), the Interest Period(s), if applicable, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

The undersigned may elect the LIBOR-based Rate plus the Applicable Margin or the Prime Referenced Rate plus the Applicable Margin as the Applicable Interest Rate for all or any part of the unpaid principal balance outstanding under this Note, subject to the following: (a) the undersigned shall deliver to Bank, by 11:00 a.m. (Detroit, Michigan time) on the proposed effective date of such election, a Notice of Interest Rate executed by the undersigned setting forth the information required on the Notice of Interest Rate form attached hereto as Exhibit “A”; (b) any conversion from an Applicable Interest Rate based upon the LIBOR-based Rate to an Applicable Interest Rate based upon the Prime Referenced Rate shall only be effective as of the last day of the Interest Period applicable to such LIBOR-based Rate; and (c) in the case of a LIBOR-based Rate Election, (i) the principal Indebtedness outstanding under this Note which is to bear interest on the basis of the relevant LIBOR-based Rate for the applicable Interest Period must be at least Two Hundred Fifty Thousand Dollars ($250,000.00) (or such lesser amount as is acceptable to Bank in its sole discretion) as of the first day of such Interest Period; (ii) no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or exist under this Note; (iii) if, at the time of any such election, the LIBOR-based Rate plus the Applicable Margin is the Applicable Interest Rate with respect to all or any part of the Indebtedness which is to be subject to such election, such election shall be effective only as of the last day of the Interest Period applicable to such existing LIBOR-based Rate; (iv) the undersigned shall elect Interest Periods hereunder so as to permit the undersigned to make the mandatory installment payments required under the terms of this Note, when due in accordance with the terms hereof, without prepaying any Indebtedness hereunder which is then bearing interest on the basis of the LIBOR-based Rate prior to the end of the Interest Period applicable thereto; and (v) any LIBOR-based Rate Election

6

by the undersigned hereunder shall not be revocable by the undersigned. Any election by the undersigned of an Applicable Interest Rate based upon the Prime Referenced Rate for all or any part of the Indebtedness hereunder shall remain in effect, and the Prime Referenced Rate plus the Applicable Margin shall continue as the Applicable Interest Rate for such Indebtedness hereunder, unless and until Bank receives a Notice of Interest Rate from the undersigned in accordance with the foregoing making a LIBOR-based Rate Election hereunder in respect of such Indebtedness, subject in all respects to the terms and conditions of this Note.

In the event that the LIBOR-based Rate is at any time the basis for the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding under this Note, effective as of the last day of the Interest Period applicable to such LIBOR-based Rate and as of the last day of each succeeding Interest Period, the LIBOR-based Rate for such Indebtedness shall be determined as of each such date in accordance with the terms of this Note, and the LIBOR-based Rate plus the Applicable Margin shall continue to be the Applicable Interest Rate for and in respect of such Indebtedness for successive Interest Periods equal to the same period of time as the Interest Period then ending for such LIBOR-based Rate (but not less than one (1) month), unless and until the Bank receives a Notice of Interest Rate from the undersigned in accordance with the terms of this Note requesting a LIBOR-based Rate with an Interest Period having a duration different from the Interest Period then in effect or requesting the conversion to the Prime Referenced Rate plus the Applicable Margin as the Applicable Interest Rate for such Indebtedness hereunder; or unless the undersigned is/are not entitled to elect the LIBOR-based Rate as the basis for the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding hereunder in accordance with the terms of this Note or the LIBOR-based Rate is not otherwise available to the undersigned as the basis for the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, in which case, the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate hereunder in respect of such Indebtedness for such period, subject in all respects to the terms and conditions of this Note. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank’s rights or remedies under this Note upon the occurrence of any Default hereunder, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default.

Subject to the definition of an “Interest Period” hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

In the event that the LIBOR-based Rate plus the Applicable Margin is the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding under this Note, and any payment or prepayment of any such Indebtedness shall occur on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, required payment

7

or otherwise), or if the undersigned make(s) a LIBOR-based Rate Election with respect to all or any part of the principal indebtedness outstanding under this Note in accordance with the terms and conditions hereof, and, subsequent to such election, but prior to the commencement of the Interest Period applicable thereto, the undersigned (or any of them) revoke(s) such election for any reason whatsoever, or if the undersigned shall fail to make any payment of principal or interest hereunder at any time that the LIBOR-based Rate is the basis for the Applicable Interest Rate hereunder in respect of such Indebtedness, the undersigned shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Such amount payable by the undersigned to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, for the period from the date of such prepayment through the last day of the relevant Interest Period, at the applicable rate of interest provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Indebtedness hereunder through the purchase of an underlying deposit in an amount equal to the amount of such Indebtedness and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund the Indebtedness hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of the undersigned, Bank shall deliver to the undersigned a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. The undersigned may prepay all or any part of the outstanding balance of any Indebtedness hereunder which is bearing interest based upon the Prime Referenced Rate at any such time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

For any Indebtedness hereunder for which the Applicable Interest Rate is at any time based upon the LIBOR-based Rate, if Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying this Note and the relevant Indebtedness hereunder on the books of such LIBOR Lending Office.

If, at any time, Bank determines that, (a) Bank is unable to determine or ascertain the LIBOR-based Rate, or (b) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for any applicable Interest Period, or (c) the LIBOR-based Rate plus the Applicable Margin will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Note based upon the LIBOR-based Rate, then Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, any obligation of the Bank to maintain any of the Indebtedness outstanding under this Note at an Applicable Interest Rate based upon the LIBOR-based Rate shall be suspended, and the Prime Referenced Rate plus the

8

Applicable Margin shall be the Applicable Interest Rate for all Indebtedness hereunder during such period of time.

If any Change in Law shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to make or maintain any of the Indebtedness under this Note with interest based upon the LIBOR-based Rate, Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, the Prime Referenced Rate plus the Applicable Margin shall be the Applicable Interest Rate for all Indebtedness hereunder during such period of time.

If any Change in Law shall: (a) subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any Change in Law affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

9

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced and whether incurred voluntarily or involuntarily, known or unknown, or originally payable to the Bank or to a third party and subsequently acquired by Bank including, without limitation, any late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any security interest, pledge or other lien or in pursuing any of its rights or remedies under any loan document (or otherwise) or in connection with any proceeding involving the Bank as a result of any financial accommodation to the undersigned (or any of them); and reasonable costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise (collectively ‘Indebtedness”) are secured by and the Bank is granted a security interest in and lien upon all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively “Collateral”). Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned’s principal dwelling or in any of the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place, or (iii) if the undersigned (or any of them) has (have) given or give(s) the Bank a deed of trust or mortgage covering real property which, under Texas law, constitutes the homestead of such person, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them) unless expressly provided to the contrary in another place.

Upon the occurrence of a Default, then the Bank may, at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law.

The undersigned authorize(s) the Bank to charge any account(s) of the undersigned (or any of them) with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with

10

the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the Michigan Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to pay to or reimburse Bank, or any other holder or owner of this Note, on demand, any and all costs and expenses of Bank or such holder or owner (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in connection with the preparation, execution, delivery, amendment, administration, and performance of this Note and the related documents, or incurred in collecting or attempting to collect this Note or the Indebtedness, or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing ,a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

For the purposes of this Note, the following terms have the following meanings:

11

“Applicable Interest Rate” means, in respect of all or any part of the Indebtedness hereunder, either the LIBOR-based Rate plus the Applicable Margin or the Prime Referenced Rate plus the Applicable Margin, as selected by the undersigned from time to time or as otherwise determined in accordance with the terms and conditions of this Note.

“Applicable Margin” means:

(a)                                 in respect of the LIBOR—based Rate, three and one quarter percent (3 1/4%) per annum; and

(b)                                 in respect of the Prime Referenced Rate, one and one half percent (1½%) per annum.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to the LIBOR-based Rate and the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel Ill, shall each be deemed to be a “Change in Law’, regardless of the date enacted, adopted, issued or implemented.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(a)                                 for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of

12

the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness hereunder and for a period equal to one (1) month;

divided by

(b)                                 1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“Default” shall mean any Event of Default, as defined in the Credit Agreement dated April 30, 2010 between the undersigned and Bank, as the same may be amended or modified from time to time (“Credit Agreement”).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Installment Payment Date” means January 1, 2015, and the first (1st) day of April, July, October and January thereafter, until (and including) the Maturity Date.

“Interest Period” means, a period of one (1) month, two (2) months, or three (3) months (or such shorter period as may be acceptable to Bank in its sole discretion), as selected by the undersigned (and which period is acceptable to Bank in its sole discretion), or as otherwise determined pursuant to and in accordance with the terms of this Note, commencing on the effective date of a LIBOR-based Rate Election by the undersigned with respect to all or any part of the Indebtedness hereunder, or in the case of successive continuations of the LIBOR-based Rate plus the Applicable Margin as the Applicable Interest Rate hereunder, as herein provided, on the last day of the preceding Interest Period then ending, provided that:

13

(a)                                 any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month;

(b)                                 the undersigned shall elect Interest Periods hereunder so as to permit the undersigned to make the mandatory installment payments required under the terms of this Note, when due in accordance with the terms hereof, without prepaying any Indebtedness hereunder which is then bearing interest on the basis of the LIBOR-based Rate prior to the end of the Interest Period applicable thereto; and

(c)                                  no Interest Period shall extend beyond the Maturity Date.

“LIBOR-based Rate” means a per annum interest rate which is equal to the quotient of the following:

(a)                                 the LIBOR Rate;

divided by

(b)                                 1.00 minus the maximum rate (expressed as a decimal) during such Interest Period at which Bank is required to maintain reserves on “Euro-currency Liabilities’ as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“LIBOR-based Rate Election” means an election by the undersigned of the LIBOR-based Rate plus the Applicable Margin as the Applicable Interest Rate for all or any part of the indebtedness hereunder, subject to and in accordance with the terms and conditions of this Note.

“LIBOR Lending Office” means Bank’s office located in the Cayman islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to the undersigned.

“LIBOR Rate” means, with respect to any Indebtedness outstanding under this Note bearing interest on the basis of the LIBOR-based Rate, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant interest Period for such Indebtedness, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate’ shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service,

14

the “LIBOR Rate” shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period in the interbank eurodollar market in an amount comparable to the amount of the outstanding Indebtedness hereunder which is to bear interest on the basis of such LIBOR-based Rate and for a period equal to the relevant Interest Period.

“Notice of Interest Rate” means a Notice of Interest Rate in form similar to that attached to this Note as Exhibit “A” issued and delivered by the undersigned to Bank in accordance with the terms of this Note.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Note are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

15

THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT. THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

CONIFER HOLDINGS, INC.

By:
SIGNATURE OF

Its:
TITLE

By:
SIGNATURE OF

Its:
TITLE

26300 Northwestern Highway	Southfield	Michigan	48076
STREET ADDRESS	CITY	STATE	ZIP

For Bank Use Only				CCAR#

LOAN OFFICER INITIALS	LOAN GROUP NAME	BASE RATE INDEX 20129	OBLIGOR NAME Conifer Holdings, Inc.
LOAN OFFICER ID. NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT $7,500,000

(Signature Page to Installment Note - 4310842)

EXHIBIT “A”

NOTICE OF INTEREST RATE

With reference to the Installment Note dated as of September 29, 2014 (the “Note”), made in the principal amount of $7,500,000 by Conifer Holdings, Inc. (referred to herein as the “undersigned”) payable to Comerica Bank (“Bank”), and subject to the terms and conditions of the Note, the undersigned hereby elect(s) the              * plus the Applicable Margin as the Applicable Interest Rate for $            of principal Indebtedness outstanding under the Note.  Such election shall be effective as of                           ,     , and the Interest Period, if applicable, shall be for                            (    )** month(s), and shall end on                  , 201  .

In the event that the Indebtedness outstanding under the Note to which this Notice relates is currently bearing interest at the LIBOR-based Rate, the Interest Period with respect thereto ends on              , 201  .

The undersigned hereby certify(ies) that, as of the date hereof, no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, has occurred and is continuing or exists under said Installment Note.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in said Installment Note.

Dated this       day of             , 201  .

CONIFER HOLDINGS, INC.

By:

Its:

* Insert, as applicable, “LIBOR-based Rate” or “Prime Referenced Rate”.

**For an election of the LIBOR-based Rate, insert the applicable Interest Period (i.e., “one (1)”, “two (2)” or “three (3)” months).

SCHEDULE 1

Installment Payments	Amount

1-8	$250,000

9-12	$375,000

13 and thereafter	$500,000

NOTICE OF INTEREST RATE

With reference to the Installment Note dated as of September 29, 2014 (the “Note”), made in the principal amount of $7,500,000 by Conifer Holdings, Inc. (referred to herein as the “undersigned”) payable to Comerica Bank (“Bank”), and subject to the terms and conditions of the Note, the undersigned hereby elect(s) the Libor-based rate* plus the Applicable Margin as the Applicable Interest Rate for $7,500,000.00 of principal Indebtedness outstanding under the Note.  Such election shall be effective as of September 30, 2014, and the Interest Period, if applicable, shall be for three (3)** month(s), and shall end on January 1, 2015.

In the event that the Indebtedness outstanding under the Note to which this Notice relates is currently bearing interest at the LIBOR-based Rate, the Interest Period with respect thereto ends on              , 201  .

The undersigned hereby certify(ies) that, as of the date hereof, no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, has occurred and is continuing or exists under said Installment Note.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in said Installment Note.

Dated this 30th day of September, 2014.

CONIFER HOLDINGS, INC.

By:

Its:

* Insert, as applicable, “LIBOR-based Rate” or “Prime Referenced Rate”.

**For an election of the LIBOR-based Rate, insert the applicable Interest Period (i.e., “one (1)”, “two (2)” or “three (3)” months).

Waiver Letter
September 30, 2014

Conifer Holdings, Inc.
550 W. Merrill Street
Suite 200Birmingham, MC 48009

Re:                        Credit Agreement dated August 30, 2010 between Conifer Holdings, Inc. (“Company”) and Comerica Bank, as amended (“Credit Agreement”)

Gentlemen:

The Company has advised the Bank that it violated the provisions of Section 8.10(e) of the Credit Agreement for periods ending prior to the date of this Waiver Letter (the “Covenant Violation”) and that an Event of Default under Section 10.1(j) because James Petcoff previously owned less than 51% of the stock of Company. The Company has requested that the Bank waive any Event of Default under the Credit Agreement resulting from the Covenant Violation. The Bank hereby waives such Events of Default (“Waiver”).

The Waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, or to constitute a waiver or release by the Bank of any right, remedy or Event of Default under the Credit Agreement, except to the extent expressly set forth above. Furthermore, the Waiver shall not affect in any manner whatsoever any rights or remedies of the Bank with respect to any other non-compliance by Company with the Credit Agreement whether in the nature of an Event of Default or otherwise, and whether now in existence or subsequently arising.

Except as specifically defined to the contrary herein, capitalized terms used in this Waiver shall have the meanings given them in the Credit Agreement.

Very truly yours,

COMERICA BANK

By:
Paul G. Russo
Its:	Vice President